EXHIBIT 10.13

Dated _______, 2018

CREATION OF A PLEDGE OVER A PARTICIPATION IN

XXX S.R.L.

between

XXX

as Pledgor

and

XXX

And

XXX

And

XXX

[Each, a “Lender”

and together referred to as

the “Lender”]

TABLE OF CONTENTS

		Page
1.	RECITALS AND DEFINITIONS	2

2.	CREATION OF A PLEDGE OVER THE PARTICIPATION	5

3.	OBLIGATIONS	5

4.	EFFECTIVENESS OF THE PLEDGE	5

5.	PERFECTION OF THE PLEDGE	6

6.	PLEDGOR’S REPRESENTATIONS AND WARRANTIES	6

7.	PLEDGOR’S UNDERTAKINGS	7

8.	RIGHT TO DIVIDENDS AND VOTING RIGHTS	10

9.	CAPITAL INCREASES AND MERGERS	10

10.	ASSIGNMENTS, TRANSFERS AND AMENDMENTS	11

11.	TRANSFORMATION OF THE COMPANY IN A JOINT STOCK COMPANY	14

12.	ENFORCEMENT OF THE PLEDGE	12

13.	PLEDGOR’S RIGHT OF INDEMNITY AND SUBROGATION	13

14.	DISCHARGE OF PLEDGE	13

15.	ELECTION OF DOMICILE AND NOTICES	13

16.	MISCELLANEOUS	14

17.	ITALIAN TRANSPARENCY PROVISIONS ‑ SUMMARY SHEET (“DOCUMENTO DI SINTESI”)	15

18.	GOVERNING LAW AND JURISDICTION	15

19.	TAXES, CHARGES AND EXPENSES	15

20.	FILING OF THE AGREEMENT	15

SCHEDULE 1 LIST OF LENDER		19

SCHEDULE 2 MAIN TERMS AND CONDITIONS OF THE CONTRACTS		20

SCHEDULE 3 FORM OF ANNOTATION ON QUOTAHOLDERS’ REGISTER		21

SCHEDULE 4 LETTER OF ACKNOWLEDGEMENT		22

CREATION OF A PLEDGE OVER A PARTICIPATION IN S.R.L.

BETWEEN:

(1)	XXX, a company incorporated under the laws of XXXX, having its registered office at XXX, as pledgor (the “Pledgor”),

AND

(2)	XXX (together referred to as “Lender”),

WHEREAS:

(A)	On _______, 2018, the Lender indicated in Schedule 1 as lender, including each Lender in its capacity as Lender (as defined therein) and the Borrower (as defined below), as borrower, loaned a total aggregate USD $_________ to the Borrower (together, the “Note”). Schedule 2 describes the Note in more detail.

(B)	The Note provides the granting of the credit facilities more particularly described in Schedule 2 by the Lender listed in Schedule 1 to the Borrower, subject to, inter alia, the creation of the Pledge (as defined below).

(C)	The Pledgor owns a holding with a nominal overall value of Euro, representing a __% stake in the corporate capital of the Company (as defined below) (the “Participation”, for the purposes of this agreement this term will include any new holdings that may be issued from time to time by the Company (as defined below) and held by the Pledgor, to which the Pledge shall be extended in accordance with this agreement).

(D)	In relation to the above, the Pledgor intends to grant a pledge over the Participation, jointly and pro‑indiviso for the benefit of the Lender.

THE PARTIES HEREBY AGREE as follows:

1.	RECITALS AND DEFINITIONS

1.1	The Recitals set out above, and the Schedules hereto, are an integral and substantial part of this agreement.

1.2	In this Agreement

“Borrower” means Power Clouds Inc., a Nevada corporation with corporate headquarters located at One World Trade Center, Suite 8500, New York, NY 10007.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Beijing, Luxembourg and (in relation to any date for payment or purchase of euro) any TARGET day.

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“Civil Code” means the Italian Civil Code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Code of Civil Procedure” means the Italian Code of Civil Procedure, enacted by Royal Decree No. 1443 of 28 October 1940, as subsequently amended and supplemented.

“Comfort Documents” means a declaration from the chairman of the board of directors (presidente dell’organo amministrativo) of each Borrower, stating that, in each case, he or she has no knowledge (based on the information available to him/her at the time such declaration is made) of any event or circumstance from which it would be possible to infer in good faith that the Borrower would become insolvent at any time within two years as from the date of such declaration.]

“Company” means XXX S.r.l. a _____________.

“Effective Period” [means the period between the date hereof, and the date on which the Obligations have been fully, finally and irrevocably discharged in accordance with the Contracts, it being understood that payments made by any Borrower in accordance with the Obligations shall be considered final and irrevocable upon the first to occur of the following circumstances:

(a)	the claw‑back or voidance periods (periodo di revocatoria ovvero periodo di inefficacia), which are specified respectively in articles 67 and 65 of the Italian Bankruptcy Law, have lapsed and the period determined by a Luxembourg court for the suspension of payments, or ten (10) days prior to the beginning of such period in accordance with Article 445 of the Luxembourg commercial code (i.e. a maximum period of 6 months and 10 days prior to the date of the judgement declaring the Luxembourg Borrower bankrupt).]; and

(b)	the Comfort Documents have been delivered to LENDER, provided that no Event of Default existed at the time when the last payment was made in compliance with the Obligations,

it being understood however that if a Borrower is subject to receivership proceedings during the Effective Period, this period shall be extended until such time that no claw‑back action or voidance may be carried out with respect to any payment under Italian Bankruptcy Law.]

“Enforcement Event” means the occurrence of an Event of Default which is continuing and has not been waived by the Lender, which has resulted in the Common Representative serving a notice of acceleration under clause [6.b] (Acceleration) of the Note. The occurrence of an Enforcement Event shall constitute an “evento determinante l’escussione delle garanzie” under and for the purposes of Decree 170.

“Event of Default” has the same meaning ascribed to such term in the Note.

“Italian Bankruptcy Law” means the Royal Decree of 16 March 1942 number 267, as subsequently amended and supplemented from time to time.

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“Pledge” has the meaning ascribed to the term at Clause 2 (Creation of the Pledge over Participation);

“Related Rights” means, with respect to a Participation, all dividends, interest, and sums of money payable in relation to that Participation, including option, conversion and exchange rights, and any other rights, assets or utilities arising from time to time out of the Participation (including as a result of assignment, redemption, allocation, preferential subscription, subscription, option, conversion, or increases or decreases in corporate capital, extraordinary transformation transactions, mergers and/or spin‑offs, or the Company’s liquidation).

“Contracts” means the Note and the credit transactions provided therein.

“Lender” means each Lender as original beneficiary of the security hereby created, as further described in Schedule 1 and its successors in interest, either in general or in the particular (successore a titolo universale o particolare), transferees (cessionario) or assignees (avente causa) pursuant to the terms of all or any of the Contracts.

“Obligations” means all present, future and contingent obligations of the Borrower to the Lender (or any of them) under each of the Contracts. The Obligations shall include, by way of example, all amounts due as payment of principal and interest, expenses, fees, compensation, indemnities and damages and any amounts due as a result of any [undue payment and/or unjust enrichment (restituzione dell’indebito e/o arricchimento senza causa) or as a consequence of any claw back action (azione revocatoria) and/or voidance (inefficacia)] of any payments made under the Contracts.

“Senior Enforcement Action” means the occurrence of an event of default by the Company against the Senior Lender.

“Senior Lender” means the secured Lender of each power plant owned or acquired by the Company as applicable.

“Senior Lender Rights” means the senior pledge over the Participation and the Related Rights already granted and existing to the Senior Lender.

“Transparency Provisions” means the transparency provisions set forth in the CICR Resolution of 4 March 2003 and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari” issued by the Bank of Italy and as amended from time to time.

1.3	Unless defined in this agreement or as the context otherwise requires, a capitalised term defined in the Note shall have the same meaning in this agreement or in any communication made pursuant to or in connection with this agreement.

1.4	Unless otherwise stated, each reference herein to:

(a)	Clause, Paragraph and Schedule headings are for ease of reference purposes only and must not be deemed as binding and must not be taken into consideration for the construction of the provisions set out therein. Clause, Paragraph and Schedule headings shall be deemed as a reference to a clause, paragraph or schedule to this agreement;

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(b)	a law, regulation or legal provision shall be deemed as a reference to such law, regulation or legal provision as subsequently amended and supplemented;

(c)	a party or another individual or entity shall be deemed as a reference to such party or individual or entity and its successors or assignees;

(d)	a “successor” includes an assignee or successor in title of any party and any person who under the laws of its jurisdiction of incorporation or domicile has taken over the rights and/or obligations of any party under this agreement or any of the Contracts or to which, under such laws, any rights and obligations have been transferred; and

(e)	an agreement, deed or document shall be deemed as a reference to such agreement, deed or document as including all amendments made thereto from time to time.

2.	CREATION OF A pledge oVER THE Participation

2.1	The Pledgor hereby irrevocably creates, jointly and pro‑indiviso, in favour of each of the Lender a pledge over the Participation and the Related Rights (the “Pledge”) to secure the Obligations.

3.	OBLIGATIONS

3.1	The Pledge shall secure, jointly and for the whole of their value, all of the Obligations and each of them individually, with no need of any prior enforcement action to be commenced against the relevant obligor of the Obligations (obbligo della preventiva escussione dell’obbligato principale), any third party guarantor (garante personale) or any other security provider (datore di garanzia reale).

3.2	Without prejudice to the provisions of the Note or of this deed with regard to the enforcement of the security interest, if any, under the Note, it is understood that the Pledge may be enforced, upon notification by a Lender to the Pledgor of the occurrence of an Enforcement Event or notice of a Senior Enforcement Action, on all or part of the assets over which it is constituted, in order to obtain the fulfillment of each of the Obligations at their respective due date, at the discretion of the Lender.

4.	EFFECTIVENESS OF THE PLEDGE

4.1	In express derogation of Article 1200 of the Civil Code, the Pledge will remain in full force and effect notwithstanding any partial repayment or satisfaction of the Obligations, until the expiry of the Effective Period.

4.2	If the Pledge, for whatsoever reason, ceases to be effective before the expiry of the Effective Period, it shall be created once again by the Pledgor in the event that all or any payment or satisfaction by or on behalf of the relevant Borrower, or any other means of discharging the Obligations, has been revoked or has been declared invalid and/or unenforceable, in whole or in part.

4.3	The Pledge is absolute and unconditional, its validity and existence are independent, and it is additional to any other guarantee or security interest created, currently or in the future, in favour of the Lender as security to all or any of the Obligations.

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5.	PERFECTION OF THE PLEDGE

5.1	Within [30][1] Business Days of the date hereof, the Pledgor undertakes to:

(a)	timely register this agreement, and pay all related charges;

(b)	have this agreement promptly lodged at the Register of Companies at the appropriate Chamber of Commerce, for registration pursuant to article 2470 of the Civil Code;

(c)	deliver to Lender a copy of the filing receipt issued by the Chamber of Commerce Companies’ Register where the Company is registered in respect of the filing under paragraph (b) above and the original evidencing the registration in the ordinary section (“Certificato di iscrizione nella sezione ordinaria”) issued by the Chamber of Commerce Companies’ Register where the Company is registered certifying registration of the Pledge.

6.	PLEDGOR’S REPRESENTATIONS AND WARRANTIES

6.1	The Pledgor hereby represents and warrants to the Lender that:

(a)	it is a company duly incorporated and validly existing under the laws of Italy; the execution and performance of this agreement are permitted under its corporate object and all corporate or other resolutions that are necessary for:

(I)	the Pledgor to lawfully execute this agreement and exercise the rights and perform the obligations that arise hereunder;

(ii)	the Pledgor’s obligations under this agreement to be legal valid, binding and enforceable; and

(iii)	the Pledge to be validly created over the assets to which it refers,

have been duly and validly adopted, and have not been and shall not be revoked;

(b)	as of the date hereof, the Pledgor is not subject to any liquidation, insolvency or administration proceedings of any kind, or any other proceedings or action of any kind that may prevent the regular pursuit of its corporate object, the conduct of its ordinary corporate activity and other business as it is currently conducted, or that may constitute or entail any restriction on its creditors’ rights, or prevent or make ineffective the execution of this agreement or the creation and perfection of the security provided hereby;

(c)	other than the Senior Lender Rights, it is the sole legal owner of the Participation and the Related Rights, and it has full title thereto;

__________

1Timing to be discussed with the notary.

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(d)	other than the Senior Lender Rights, the Participation is free from any encumbrance, security interest, option, pre‑emptive rights or any other privilege or right of third parties in the form of security or a guarantee of any kind with the exception of the security interests created by this agreement and those provided directly and solely by action of law;

(e)	the Participation and the Related Rights have not been subject to foreclosures or seizures or other restrictive measures and are freely transferable;

(f)	the Company is a limited partnership duly incorporated and existing under the laws of Italy, and its by‑laws do not provide for any right of pre‑emption or other restriction that may prevent or limit the exercise of the rights of pledge hereunder, including their enforcement;

(g)	on the date hereof, the Company is not subject to any liquidation, insolvency or administrative proceedings or other proceedings or actions of any kind that in any way prevent the regular pursuit of the Company’s corporate object, or constitute or result in any restriction to the rights of its creditors or prevent the execution of this agreement and the implementation of its provisions;

(h)	the share capital of the Company has been duly issued, subscribed and paid‑in in the amount of Euro 10,000.00 and correspondingly, the Participation of the Company has been duly resolved, subscribed and paid‑in in the nominal amount of Euro 10,000.00, and no further transactions related to the corporate capital have been resolved upon;

(i)	following the completion of the formalities set forth in Clause 5 (Perfection of Pledge), the Pledge shall constitute a valid security interest that is not subject to the rights of any third parties having priority over such interest; and

(j)	to the knowledge of the Pledgor, there are no legal actions, administrative, judicial or arbitration or other proceedings, including any proceeding of an injunctive nature, pending or threatened before any judicial authority, arbitration panel or any other authority in Italy or elsewhere, in relation to the Participation.

6.2	The representations and warranties as set forth in this Clause:

(a)	are given as at the date hereof; and

(b)	shall be deemed to be repeated by the Pledgor during the Effective Period at the dates, in the events and according to the procedures to which the representations and warranties (so‑called “Representations”) are subject pursuant to Clause [17.26 (Repetition)] of the Note.

7.	PLEDGOR’S UNDERTAKINGS

7.1	Save for that permitted under the Note or expressly authorised in writing by the Lender, the Pledgor shall:

(a)	neither sell, assign in any manner, exchange or otherwise dispose of the Participation or any Related Right, nor enter into any agreement or consent to any waiver, settlement, restriction or limitation with respect to the Participation;

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(b)	not take or omit to take any action which act or omission (including, but not limited to, the exercise of voting rights related to the respective Participation, for so long as such rights may apply to the Pledgor pursuant to Clause 8 (Right to Dividends and Voting Rights) would directly or indirectly adversely affect the validity of the Pledge or the rights and interests of the Lender as holders of security interests related to the Participation, or would significantly diminish the value of the Participation; and, at its own expense, promptly take all action which may be at any time necessary, or which LENDER may reasonably require, in order to protect the Participation and Related Rights against any third party’s claim and/or the validity of the Lender’ security interest and other rights to the Participation and Related Rights pursuant to this agreement;

(c)	take any other action requested by a Lender for the perfection of the Pledge, its maintenance and its enforceability against third parties;

(d)	not consent to the creation of any lien, security interest or other third party right on the Participation and Related Rights, except for such rights and liens deriving directly and exclusively out of law;

(e)	co‑operate with the Lender in order to protect their rights in relation to their Participation against third parties’ claims;

(f)	at any time and, from time to time, enter into and execute all further instruments and documents and take all further actions required by such documents that may be necessary or requested by the Lender in order to (1) ensure and maintain the effectiveness of the Pledge, (2) enable the Lender to exercise and enforce in full their rights hereunder in respect of the Participation, and protect such rights against third parties’ claims, and (3) otherwise to achieve the purposes provided for by this agreement;

(g)	promptly inform Lender (by delivery of the relevant copy, at its own expenses) of each notice or other communication received by it in respect of the Participation and the Related Rights, including, without limitation, any notice or communication for seizures or attachments, or any other claims raised by third parties in relation to the Participation and the Related Rights, and promptly inform the Lender of the commencement of any enforcement proceeding on the Participation and the Related Rights of which it is, or may become aware; and

(h)	ensure that upon execution of this agreement, the Company delivers to Lender a letter in the form set out in Schedule 4 (Letter of Acknowledgement).

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7.2	In addition, the Pledgor shall:

(a)	not allow (i) the merger of the Company into or with another company, (ii) the merger of another company into the Company, or (iii) the transformation of the Company, unless this is expressly consented under the Contracts and does not constitute a violation of the terms thereof;

(b)	deliver a written notice to Lender that describes in detail all resolutions approved by the Company within 5 (five) Business Days of the approval of such resolutions, and a copy of all other notices sent by the Company to its quotaholders;

(c)	ensure, without prejudice to the provisions of sub‑clause 7.1(a), in the event all or a part of the Participation are assigned, that all third parties that purchase all or a part of the Participation acknowledge the existence of the Pledge on all or a portion of the Participation so purchased, and that they execute a letter as set forth in Schedule 4 (Letter of Acknowledgement);

(d)	to the extent not already pledged to the Lender pursuant to this agreement, grant a pledge for the benefit of the Lender over all other interests or equity stakes that they may, from time to time, own for any purpose as a result of exercising rights related to the Participation; to this end, the Pledgor undertakes to execute a pledge agreement, substantially in the form of this agreement, as well as any other instrument or document that may be necessary to ensure that these other interests or equity stakes are subject to the Pledge; and

(e)	ensure that the Participation continue at all times to represent the entire share capital of the Company, and to do their utmost in any event (including through the exercise of its voting rights) to prevent the issuance of interests, debt securities and options, or the establishment of any right or instrument that grants to third parties, other than the Pledgor, the right to purchase or subscribe equity stakes in the share capital of the Company.

7.3	The negative pledge under Clauses 7.1 and 7.2 above shall not be prejudicial to any of the provisions of the Note providing to the contrary, or otherwise consented in writing by a Lender, on behalf of the Lender pursuant to the Note.

7.4	The costs, including any tax or stamp duty, arising as a result of the obligations set out in this Clause shall be borne by the Pledgor.

8.	RIGHT TO Dividends AND VOTING RIGHTS

8.1	Until the occurrence of an Event of Default or notice of a Senior Enforcement Action:

(a)	payments of all dividends arising from the Participation shall be made to the Pledgor; and

(b)	the Pledgor shall be entitled to exercise the voting rights in relation to the Participation, provided that it shall not exercise such voting rights in any manner, or otherwise permit or agree to any: (a) variation of the rights attaching to or conferred by all or any part of the Participation or the Related Rights; (b) increase in the issued share capital of the Company, which would prejudice the validity and/or the value of, or the ability of the Lender to realise, the security interest; or (c) resolution which would result in the occurrence of an Event of Default.

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8.2	Upon the notification of an Event of Default by a LENDER or notification of a Senior Enforcement Action by respective Senior Lender or the Company, payment of all dividends (including every dividend already approved by any quotaholders’ meeting but not yet distributed) arising from the Participation shall be made to Lender on behalf of the Lender.

8.3	Upon the notification of an Event of Default by LENDER or notification of a Senior Enforcement Action by Senior Lender or the Company, the latter on behalf of the Lender shall be entitled (but not obliged) to exercise any voting rights in relation to the Participation and the Related Rights, including every voting right to be exercised in relation to any quotaholders’ meeting already convened.

8.4	Lender shall notify the Pledgor and the Company of its intention to receive dividends and/or exercise voting rights pursuant to the above paragraphs. The notice may also be delivered directly to the Chairman of the meeting in which the Lender first intend to exercise their voting rights.

8.5	The Pledgor accepts that it may not raise any objection, opposition to or defence against, including any request for, an injunction or any other urgent court order, with respect to:

(a)	the right of the Lender to exercise the voting rights at quotaholders’ meetings, the right to receive dividends as well as any other administrative right referred to under Article 2352 of the Civil Code; and

(b)	the manner in which they exercise the voting rights,

except in the event of wilful misconduct (dolo) or gross negligence (colpa grave) by a Lender and/or Lender, and any other right of action is to be deemed waived and the relevant action barred.

9.	CAPITAL INCREASES AND MERGERS

9.1	In the event of a capital increase of the Company’s share capital:

(a)	if the share capital increase is a bonus corporate capital increase (aumento gratuito) pursuant to Article 2481‑ter of the Civil Code, the Pledge shall continue to exist in respect of the relevant Participation pertaining to the Pledgor (which pursuant to Article 2481‑ter, second paragraph, of the Civil Code) will remain unchanged notwithstanding the increase of the nominal value of the same; and

(b)	if the corporate capital increase is for consideration (aumento a pagamento), the Pledgor hereby undertakes to promptly grant a pledge interest on the newly‑issued holding by executing a pledge agreement substantially in the form of this agreement.

9.2	The Pledgor undertakes to subscribe and to pay for all calls and share capital increases made for consideration (aumenti a pagamento) in relation to the Participation and the Related Rights. If the Pledgor fails to do so, the Lender or Lender, acting on their behalf, shall be deemed to be authorised (but not obliged) to subscribe the corporate capital increase in the name and on behalf of the Pledgor and to make the relevant payment. Any sums so paid by the Lender shall be reimbursed by the Pledgor, including the amount paid to the Company for such subscription.

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9.3	The Pledge shall extend automatically to the equity of the surviving company in the event of a merger or de‑merger, and therefore any new share assigned to the Pledgor following such merger or de‑merger of the Company, in addition to or in exchange for the Participation, shall be deemed to be pledged in favour of the Lender.

9.4	In relation to the above Paragraphs, the Pledgor undertakes to procure that the Company (or, in case of merger or demerger, the company issuing the shares or holding allocated to the Pledgor upon the merger or demerger) promptly comply with the legal formalities, analogous to those under Clause 5 (Perfection of the Pledge) [and deliver to Lender a certified extract of the pages of the relevant Company’s quotaholders’ register, showing that the Pledge has been recorded therein].

10.	ASSIGNMENTS, TRANSFERS AND AMENDMENTS

10.1	The Pledgor confirms and accepts that the Pledge shall remain in full force and effect and may be transferred in whole or in part, without need for further consent of the Pledgor, as a consequence of any total or partial assignment or transfer of any of the Contracts or Obligations by a Lender.

10.2	For the purpose of the Pledge, any assignment of the Contracts or of the Obligations shall be, and shall take effect as, an assignment or transfer of an agreement (cessione del contratto), or an assignment or transfer of the rights arising under an agreement (cessione del credito), as the case may be, without having any novative effect (efficacia novativa) on the agreement itself or on the Obligations existing at the time the assignment or transfer is perfected.

10.3	Without prejudice to the ancillary and automatic nature of transfers or assignments under this Clause 10, the Pledgor agrees that the Lender, who may also act through a LENDER, may at any time obtain:

(a)	the execution of a deed of acknowledgement, in a form deemed satisfactory by LENDER;

(b)	performance of the formalities provided for by the law, in a manner similar to that provided under Clause 5 (Perfection of the Pledge over the Participation) by the Pledgor, promptly delivering to LENDER:

(i)	copy of the filing receipt issued, and an original of the certificate of registration in the ordinary section (“Certificato di iscrizione nella sezione ordinaria”) confirming registration of the deed of acknowledgement provided for under the above sub‑paragraph 10.3(a); and

(ii)	an excerpt of the pages of the quotaholders’ register of the Company, in case such register is provided for under the Company’s by‑laws, that show the recording of the deed of acknowledgement provided for under the above sub‑paragraph 10.3(a) and the assignment of the security interest in relation to the Obligations assigned.

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10.4	The Pledge shall remain in full force and effect and binding upon the Pledgor, its successor, assignees and transferees notwithstanding any subsequent amendments to the Contracts or to the Obligations, either in whole or in part, (including, without limitation, any extension to the credit facilities or any postponement of the repayment dates), also in accordance with and for the purpose of Article 1232 of the Civil Code.

10.5	The Pledgor hereby undertakes to confirm in writing, if so requested by the Lender, also acting through a LENDER and in the manner that the latter can reasonably request, at the same time or prior to any amendment to any or all of the Contracts or of the Obligations, its consent provided under the previous Clause in relation to any amendment to the Contracts or to the Obligations. Accordingly, the Pledgor shall, promptly as requested by LENDER:

(a)	execute a deed of confirmation, in a form reasonably satisfactory to LENDER, confirming the validity and effectiveness of the Pledge in relation to the amendments made to the Obligations;

(b)	procure that the Company carry out the formalities provided for by the law, in a manner similar to that provided under Clause 5 (Perfection of the Pledge over the Participation), promptly delivering to LENDER:

(i)	copy of the filing receipt and a certificate of registration in the ordinary section (“Certificato di iscrizione nella sezione ordinaria”) confirming registration of the deed of confirmation; and

(ii)	an excerpt of the pages of the quotaholders’ register of the Company, in case such register is provided for under the Company’s by‑laws, that show the recording of the deed of confirmation provided for under the above paragraph (a) and the amendments made to the Obligations; and

(c)	deliver a copy or excerpt of the pages of the Company members’ register to LENDER showing the annotations made, certified by a notary as a true copy of the original.

10.6	Unless otherwise expressly envisaged in the Note, the costs, including any tax or stamp duty, arising as a result of the obligations set out in this Clause shall be borne by the Pledgor.

11.	ENFORCEMENT OF THE PLEDGE

11.1	On and at any time after the occurrence of an Event of Default which is continuing, pursuant to an Event of Default under Section 7.a.(i) of the Note, LENDER, having completed all legal reporting formalities, shall be required to immediately sell the Participation, wholly or in part and also in several stages, conferring mandate for the sale upon a bank or stockbroker or other specialised stock market operator, or to proceed to the direct sale to third parties at a price not less than that determined as fair by independent auditors in relation to the last available financial statement approved by the Company and in no event less than €3,500,000 Euros. Enforcement shall be in compliance with any provisions of the Contracts that refer to the circumstances in which the security interests underlying the Contracts may be enforced.

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11.2	Thus without prejudice to any other form of enforcement of the Pledge and disposal of the Participation as permitted by law, including and without restriction, the option of requesting assignment in lieu of the Participation or a part thereof in favour of the creditor in proceedings pursuant to Article 2798 of the Civil Code.

11.3	For the purposes of and in relation to enforcement of the Pledge by the Lender, any right or option of partners deriving from the restricted circulation of interests in the Company as stated, now or in the future, in the articles of partnership shall be deemed waived by the Pledgor and in any event shall be deemed inoperative to all effects in relation to the rights of the Lender as holders of security interests and/or any related rights.

11.4	Proceeds from the sale shall first be paid to Gaia Energy S.r.l. pursuant to Gaia’s outstanding balance owed to it by the Company, up to a maximum total of €2,800,000 Euros. All excess proceeds after repayment to Gaia Energy S.r.l. shall be paid to the Lender pari passu. Any excess proceeds thereafter shall be due to the Pledgor or successors or other entitled party, or to any party that may have a legal claim to receipt thereof.

12.	PLEDGOR’S RIGHT OF INDEMNITY AND SUBROGATION

12.1	In order not to prejudice the value of the Pledge, the Pledgor hereby irrevocably waives any right of indemnity against the Company and any right of subrogation (surroga), which may arise from a full or partial enforcement of the Pledge.

13.	DISCHARGE OF PLEDGE

13.1	On termination of the Effective Period, the Pledge shall lapse, all rights in relation to the Participation being returned to the Pledgor. On request, with all related costs being borne by the latter, LENDER, in the name of and on behalf of the Lender, shall sign a deed of consent to cancellation of the Pledge, consenting to the filing of said deed with the relevant Companies Register, and consent to entry regarding cancellation of the Pledge in the Company’s quotaholders’ register, for this purpose issuing related instructions to the Company.

13.2	The above is without prejudice to any provision of the Note that provides for the obligation of the Lender ‑ acting also through LENDER ‑ to agree to the release of security interests granted with respect to the Contracts.

14.	ELECTION OF DOMICILE AND NOTICES

14.1	For the purpose of this agreement and the Pledge, the Pledgor and LENDER elect domicile at the address indicated in the Clause below. All notices concerning this agreement and security rights in force pursuant to this agreement, including the service of any legal or proceedings papers connected with this agreement and related security rights, may be sent to the Pledgor at said elected domicile.

14.2	Any notice, communication or document made or delivered by one party to the other, under or in connection with this agreement or to LENDER in its capacity as Lender, shall be made in writing, save as otherwise provided, and shall be made by way of letter, electronic or otherwise, or fax to the relevant party to the address specified herein below or to any other address subsequently notified in writing by one party to the other.

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•	If to the Pledgor:

•	If to LENDER 1:

•	If to LENDER 2:

•	If to LENDER 3:

15.	MISCELLANEOUS

15.1	The Pledgor agrees that the Lender and LENDER shall not be liable for any damage caused to the Pledgor and/or the Company by the exercise, attempted exercise or lack of exercise of any of their rights, actions, powers, remedies or options in accordance with this agreement and of the Pledge unless due to fraud or gross negligence, and limited to the individual to which such fraud or gross negligence may be directly attributed.

15.2	Any amendment made to the provisions contained in this agreement, or to the Pledge, or any discharge of the exercise of the rights provided for therein, shall have no effect unless such amendment or discharge is confirmed in writing by deed signed by the Pledgor and LENDER.

15.3	The delay of or failure by the Lender to exercise any right in accordance with this agreement and/or the Note, shall have no validity as waiver, nor shall any single or partial exercise prevent further exercise of that or any other right. The rights and remedies provided under this agreement and/or the Note in favour of the Lender shall be cumulative and shall be in addition to all other right or remedy due pursuant to law or by virtue of any other deed or agreement entered into. The rights of the Lender in accordance to this agreement and/or the Note are not conditional and do not depend upon any attempt at exercise made by the Lender.

15.4	The Pledge shall remain in full force and effect regardless of any other security interest or guarantee that may be issued or granted to the Lender by third parties or by the Pledgor in relation to the Contracts and/or the Obligations.

15.5	The illegal or ineffective nature of any provision contained in this agreement in accordance with the jurisdiction of any country shall have no effect:

(a)	on the validity or effectiveness of such provision under the jurisdiction of any other country; or

(b)	on the validity or effectiveness of any other provision of this agreement.

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16.	ITALIAN TRANSPARENCY PROVISIONS ‑ SUMMARY SHEET (“DOCUMENTO DI SINTESI”)

For the purposes of the Transparency Provisions, each party to this agreement hereby acknowledges and confirms that:

(a)	it has appointed and has been assisted by its respective legal counsel in connection with the negotiation, preparation and execution of this agreement; and

(b)	this agreement, and all of its terms and conditions, including the Recitals and the Schedules thereto, have been specifically negotiated (“oggetto di trattativa individuale”) between the parties hereto.

17.	GOVERNING LAW AND JURISDICTION

17.1	This agreement and the Pledge shall be governed by the Laws of New York.

17.2	Without prejudice to any imperative statute established by law, the Court of Milan shall have exclusive jurisdiction in the settlement of any dispute arising between the parties in relation to this agreement and the Pledge.

17.3	As an exception to Article 19.2 above, the right of the Lender to call upon any other competent court pursuant to law shall remain valid.

18.	TAXES, CHARGES AND EXPENSES

The taxes, charges and expenses relating to this agreement, and the relevant formalities and any future cancellations, shall be borne by the Pledgor.

19.	FILING OF The AGREEMENT

The Parties request that this agreement is included among filed deeds of the Notary Public who shall certify the signatures hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLEDGOR		Address for Notice:

By:
Name:	Vincent Browne
Title:

LENDER:

By:
Name:
Title:

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